EXHIBIT 4.2


                        COMPUTER SCIENCES CORPORATION,
                                    Issuer,

                                      and

                                CITIBANK, N.A.,
                                    Trustee

               --------------------------------------------------

                         FIRST SUPPLEMENTAL INDENTURE
                           Dated as of June 13, 2001

               --------------------------------------------------

                 $500,000,000 of 6 3/4% Notes due June 15, 2006

                 $500,000,000 of 7 3/8% Notes due June 15, 2011


     FIRST SUPPLEMENTAL INDENTURE, dated as of June 13, 2001, is by and between Computer Sciences Corporation, a Nevada corporation (the "Issuer"), and Citibank, N.A., a national banking association, as trustee (the "Trustee").

                             W I T N E S S E T H:

     WHEREAS, the Issuer and the Trustee executed and delivered an Indenture dated as of February 26, 2001 (the "Base Indenture," and, as supplemented by this First Supplemental Indenture, the "Indenture"), to provide for the issuance by the Issuer from time to time of senior debt securities evidencing its unsecured indebtedness;

     WHEREAS, pursuant to Board Resolutions, the Issuer has authorized the issuance of $500,000,000 principal amount of 6 3/4% Notes due June 15, 2006 (hereinafter referred to as the "6 3/4% Notes") and $500,000,000 principal amount of 7 3/8% Notes due June 15, 2011 (hereinafter referred to as the "7 3/8% Notes," and, together with the 6 3/4% Notes, the "Offered Securities");

     WHEREAS, the entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture;

     WHEREAS, the Issuer desires to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid indenture and agreement according to its terms have been done.

     NOW, THEREFORE, for and in consideration of the foregoing premises, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Offered Securities as follows:

                                   ARTICLE 1.

     Section 1.1.  Terms of Offered Securities.
                   ---------------------------
                   The following terms relating to the Offered Securities are hereby established:

     (1) The 6 3/4% Notes shall constitute a series of securities having the title "6 3/4% Notes due June 15, 2006" and the 7 3/8% Notes shall constitute a series of securities having the title "7 3/8% Notes due June 15, 2011".

     (2) The aggregate principal amount of the 6 3/4% Notes that may be authenticated and delivered under the Indenture (except for 6 3/4% Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other 6 3/4% Notes pursuant to Sections 2.05, 2.06, 2.07, 2.11, or 3.03) shall be $500,000,000. The aggregate principal amount of the 7 3/8% Notes that may be authenticated and delivered under the Indenture (except for 7 3/8% Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other 7 3/8% Notes pursuant to Sections 2.05, 2.06, 2.07, 2.11, or 3.03) shall be $500,000,000.

     (3) The entire Outstanding principal of the 6 3/4% Notes shall be payable on June 15, 2006 and the entire Outstanding principal of the 7 3/8% Notes shall be payable on June 15, 2011.

     (4) The rate at which the 6 3/4% Notes shall bear interest shall be 6 3/4% per annum and the rate at which the 7 3/8% Notes shall bear interest shall be 7 3/8% per annum; the date from which interest shall accrue on the Offered Securities shall be June 13, 2001, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Offered Securities shall be June 15 and December 15 of each year, beginning December 15, 2001; interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the date fifteen days prior to such Interest Payment Date (a "regular record date"); and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

     (5) Each of the 6 3/4% Notes and 7 3/8% Notes shall be issuable in whole in the registered form of one or more Global Securities (without coupons), and the Depository for such Global Securities shall be The Depository Trust Company, New York, New York. The 6 3/4% Notes shall be substantially in the form attached hereto as Exhibit A and the 7 3/8% Notes shall be substantially in the form attached hereto as Exhibit B.


                                       2
                         First Supplemental Indenture

     (6) (A) The Offered Securities of each series will be subject to redemption at the option of the Issuer on any date (the "Redemption Date") prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), at a redemption price equal to the greater of (a) 100% of the principal amount of the applicable series of Offered Securities to be redeemed and (b) the sum of the present values of the Remaining Scheduled Payments of principal and interest on such Offered Securities to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 25 basis points for the 6 3/4% Notes or the Treasury Rate plus 30 basis points for the 7 3/8% Notes (such greater amount is referred to herein as the "Redemption Price"), plus, in either the case of clause (a) or clause (b), accrued and unpaid interest thereon to the Redemption Date.

          (B)  As used herein:

     "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the applicable series of Offered Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Offered Securities.

     "Comparable Treasury Price" means, with respect to any Redemption Date:

          (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

          (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Independent Investment Banker" means Goldman, Sachs & Co., or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment institution of national standing selected by the Issuer and appointed by the Trustee.

     "Reference Treasury Dealer" means each of (a) Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch Government Securities Inc. and Morgan Stanley & Co. Incorporated and their successors; provided, however, that if
                                                 -----------------
any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute therefor another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer selected by the Issuer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its


                                       3
                         First Supplemental Indenture
principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

     "Remaining Scheduled Payments" means the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however,
                                                           -----------------
that, if such Redemption Date is not an Interest Payment Date (as set forth on the face of the applicable Offered Security) with respect to such Offered Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

     "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     (7) The Offered Securities shall not be redeemable at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The Offered Securities will not have the benefit of any sinking fund.

     (8) The holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

     (9) The Offered Securities shall constitute general unsecured and unsubordinated obligations of the Issuer and will be ranked equally among themselves.

     (10) The Offered Securities are not convertible into shares of common stock or other securities of the Issuer.

     Section 1.2.  Additional Covenants.
                   --------------------
                   The following additional covenants shall apply with respect to each series of the Offered Securities so long as any of the Offered Securities of such series remain Outstanding (and not with respect to any other series of securities issuable pursuant to the Base Indenture unless a supplemental indenture relating thereto expressly so provides):

     (1)  Limitation on Liens.
          -------------------

     Other than as provided in subsection (3) below, so long as any of the Offered Securities are Outstanding, neither the Issuer nor any Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its assets to secure any Indebtedness, except for:

          (a)  Liens existing on the date hereof;

          (b) any extension, renewal or replacement (or successive extensions, renewals or replacements) of any Lien existing on the date hereof;


                                       4
                         First Supplemental Indenture

          (c) Liens on property that are in existence at the time the Issuer or any Subsidiary acquires such property, provided that such Liens (i) are not incurred in connection with, or in contemplation of the acquisition of the property acquired and (ii) do not extend to or cover any property or assets of the Issuer or any Subsidiary other than the property so acquired;

          (d) Liens on any property of a Person existing at the time such Person becomes a Subsidiary or is merged into or consolidated with the Issuer or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such Person as an entirety or substantially as an entirety to the Issuer or a Subsidiary; provided that such Liens (i) are not incurred in connection with or in contemplation of such Person becoming a Subsidiary or merging or consolidating with the Issuer or a Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such Person and (ii) do not extend to or cover any property or assets of the Issuer or any of its Subsidiaries, other than the property of such Person; and

          (e) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) acquired or held by the Issuer or any Subsidiary to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing or refinancing the acquisition or improvement of such property and incurred within 180 days after completion of such acquisition or improvement, provided that no such Lien shall extend to or cover any property other than the property being acquired or improved.

     (2)  Limitation on Sale/Leaseback Transactions.
          -----------------------------------------

     Other than as provided in subsection (3) below, neither the Issuer nor any of its Subsidiaries may enter into any Sale/Leaseback Transaction unless the Issuer or such Subsidiary would be entitled, pursuant to subsection (1) above, to create, incur, assume or suffer to exist a Lien on the property subject to such Sale/Leaseback Transaction.

     (3)  Permitted Liens and Permitted Sale/Leaseback Transactions.
          ---------------------------------------------------------

     Notwithstanding the restrictions set forth in subsections (1) and (2) above, the Issuer or any of its Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any Sale/Leaseback Transactions not otherwise permitted in subsections (1) and (2) above; provided that at the
                                                      --------
time of such event, and after giving effect thereto, the aggregate amount of all Indebtedness secured by Liens permitted by this subsection (3) (excluding the Liens permitted pursuant to subsection (1) above) and the aggregate amount of all Attributable Debt in respect of Sale/Leaseback Transactions permitted by this subsection (3) (excluding the Sale/Leaseback Transactions permitted pursuant to subsection (2) above), measured, in each case, at the time any such Lien is incurred or any such Sale/Leaseback Transaction is entered into, by the Issuer or any Subsidiary does not exceed 20% of the Consolidated Net Tangible Assets.

     Section 1.3  Additional Event of Default.
                  ---------------------------
                  The following additional event shall be established and shall constitute an "Event of Default" under Section 6.01(a) of the Base Indenture with respect to the Offered Securities of either series so long as any of the Offered Securities of such series remain Outstanding (and not with respect to any other series of


                                       5
                         First Supplemental Indenture
securities issuable pursuant to the Base Indenture unless a supplemental indenture relating thereto expressly so provides):

     (6) any of the Issuer's Indebtedness in the aggregate Outstanding principal amount of $100 million or more either (i) becomes due and payable prior to the due date for payment thereof by reason of acceleration thereof following default by the Issuer or (ii) is not repaid at, and remains unpaid after, maturity as extended by the period of grace, if any, applicable thereto, or any guarantee given by the Issuer in respect of Indebtedness of any other Person in the aggregate Outstanding principal amount of $100 million or more is not honored when, and remains dishonored after, becoming due.

     Section 1.4  Additional Defined Terms.
                  ------------------------
                  As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only (and not with respect to any other series of securities issuable pursuant to the Base Indenture unless a supplemental indenture relating thereto expressly so provides):

     "Attributable Debt" with respect to any Sale/Leaseback Transaction means
      -----------------
the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

     "Business Day" means, any day other than a Saturday or Sunday or a day
      ------------
on which banking institutions in New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

     "Capital Lease" means, at the time any determination thereof is to be
      -------------
made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

     "Capital Lease Obligation" means, at the time any determination thereof
      ------------------------
is to be made, the amount of the liability in respect of a Capital Lease which would at such time be so required to be capitalized on such balance sheet in accordance with generally accepted accounting principles.

     "Consolidated Net Tangible Assets" means, as of any particular time, the
      --------------------------------
aggregate amount of assets of the Issuer and its Subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities other than (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of Capital Lease Obligations and (b) intangible assets, to the extent included in such aggregate assets, all as set forth on the then most recent consolidated balance sheet of the Issuer and its Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Indebtedness" means, with respect to any Person, and without
      ------------
duplication:


                                       6
                         First Supplemental Indenture

     (a) any liability of such Person (i) for borrowed money, or (ii) for any letter of credit for the account of such Person supporting obligations of such Person or other Persons, or (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business), or (iv) for the payment of money relating to a capitalized lease;

     (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and

     (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(a) and (b) above.

     "Lien" means any lien, security interest, charge, mortgage, pledge or
      ----
other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest other than an agreement to secure Indebtedness equally and ratably upon the incurrence of other secured Indebtedness).

     "Sale/Leaseback Transaction" means any arrangement with any Person
      --------------------------
(other than the Issuer or any Subsidiary) providing for a Capital Lease by the Issuer or any Subsidiary of any property which has been or is to be sold or transferred by the Issuer or any Subsidiary to such Person or to any Person (other than the Issuer or any Subsidiary) by whom funds have been or are to be advanced on the security of the leased property.

                                  ARTICLE II

                                 MISCELLANEOUS

     Section 2.1.  Definitions.
                   -----------
                   Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

     Section 2.2.  Confirmation of Indenture.
                   -------------------------
                   The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 2.3.  Concerning the Trustee.
                   ----------------------
                   In carrying out the Trustee's responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The recitals contained herein and in the Offered Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Issuer of the Offered Securities or the proceeds thereof.

     Section 2.4.  Governing Law.
                   -------------
                   The Indenture and the Offered Securities shall be governed by and construed in accordance with the laws of the State of New York. The Indenture


                                       7
                         First Supplemental Indenture
is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 2.5.  Separability.
                   ------------
                   In case any provision in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.6.  Counterparts.
                   ------------
                   This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 2.7  No Benefit.
                  ----------
                  Nothing in this First Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.










                                       8
                         First Supplemental Indenture

     IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed by the Issuer and the Trustee as of the day and year first written above.

                                   ISSUER:  COMPUTER SCIENCES CORPORATION


                                   By: /s/ Leon J. Level
                                      -------------------------------------
                                      Name:  Leon J. Level
                                      Title: Vice President and Chief
                                             Financial Officer


                                   By: /s/ Hayward D. Fisk
                                      -------------------------------------
                                      Name:  Hayward D. Fisk
                                      Title: Vice President, General
                                             Counsel and Secretary






                                   TRUSTEE:  CITIBANK, N.A.


                                   By: /s/ Wafaa Orfy
                                      -------------------------------------
                                      Name:  Wafaa Orfy
                                      Title: Assistant Vice President






                                       9
                         First Supplemental Indenture

                                   EXHIBIT A

                             FORM OF 6 3/4% NOTES


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "SECURITIES DEPOSITORY") TO A NOMINEE OF THE SECURITIES DEPOSITORY OR BY THE SECURITIES DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          6 3/4% NOTES DUE JUNE 15, 2006

No. 1                                                            $500,000,000
CUSIP No.

                          COMPUTER SCIENCES CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of Five Hundred Million Dollars on June 15, 2006. Interest Payment Dates: June 15 and December 15
Record Dates: The close of business on the date fifteen days prior to each interest payment date.

     Each Securityholder hereof, by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on his or her behalf to be bound by such provisions. Each Securityholder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by each such Securityholder upon said provisions.

     This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

(SEAL)


                                        Date:  June 13, 2001

                                        COMPUTER SCIENCES CORPORATION


By:______________________________        By:______________________________
   Name:                                    Name:
   Title:                                   Title:

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee


By: ____________________________
        Authorized Signature

Dated:__________________________

                        Computer Sciences Corporation

                        6 3/4% Notes due June 15, 2006

This security is one of a duly authorized series of debt securities of Computer Sciences Corporation, a Nevada corporation (the "Company") issued or to be issued in one or more series under and pursuant to an Indenture for the Company's senior debt securities, dated as of February 26, 2001 (the "Base Indenture"), duly executed and delivered by and between the Company and Citibank, N.A. (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of June 13, 2001 (the "First Supplemental Indenture"), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture shall be referred to herein as the "Indenture". By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a "Security", and collectively, the "Securities"), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities ("Securityholders"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

     1.  Interest.
         --------
         The Company promises to pay interest on the principal amount of this Security at a rate per annum of 6 3/4%. The Company will pay interest semi-annually on June 15 and December 15 of each year (each such day, an "Interest Payment Date"). If any Interest Payment Date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no
                                          --------
existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the
                                                -----------------
first Interest Payment Date shall be December 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.  Method of Payment.
         -----------------
         The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture.

The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City and State of New York.

     3.  Paying Agent and Registrar.
         --------------------------
         Initially, Citibank, N.A., the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company may act in any such capacity.

     4.  Indenture.
         ---------
         The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the "6 3/4% Notes due June 15, 2006" limited to $500,000,000 in aggregate principal amount.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, Attention: Corporate Secretary.

     5.  Optional Redemption.
         -------------------
         The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount
                               --------
thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Securityholders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 25 basis points (such greater amount is referred to herein as the "Redemption Price"), plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest thereon to the Redemption Date.

     If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

     6.  Denominations, Transfer, Exchange.
         ---------------------------------
         The Securities are in registered form without coupons in the denominations of $1,000 or any integral multiple of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

     7.  Persons Deemed Owners.
         ---------------------
         The registered Securityholder of a Security may be treated as its owner for all purposes.

     8.  Amendments, Supplements and Waivers.
         -----------------------------------
         The Base Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected by such supplemental indenture or indentures (including the Securities, if applicable) to execute supplemental indentures for the purpose of adding or eliminating any provisions to the Base Indenture or of modifying in any manner the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture shall, without the
-----------------
consent of each holder of Outstanding securities affected thereby: (i) extend the fixed maturity of any securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof; or (ii) reduce the percentage in principal amount of the Outstanding debt securities of any series issued pursuant to the Base Indenture, the holders of which are required to consent to any such supplemental indenture. The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture which cannot be modified or amended without the consent of the holder of each Outstanding security of such affected series. Any such consent or waiver by the registered holder of this Security shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

     9.  Defaults and Remedies.
         ---------------------
         Events of Default under the Indenture include, with respect to the debt securities of any series issued pursuant to the Base Indenture (including the Securities): (i) failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred; (ii) failure to pay the principal (or premium, if any) when due; (iii) failure to observe or perform any other covenant contained herein or in the Indenture with respect to the series of debt securities, and such failure continues for 90 days after the Company has received notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding securities of the series; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default with respect to the debt securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding securities of such series, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding debt securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

     10.  No Recourse Against Others.
          --------------------------
          No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the

Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

     11. Discharge of Indenture.
         ----------------------
         The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

     12. Authentication.
         --------------
         This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

     13. Abbreviations.
         -------------
         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     14. Governing Law.
         -------------
         The Base Indenture, the First Supplemental Indenture and the Securities shall be construed in accordance with and governed by the laws of the State of New York.

                                 ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

_____________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________________________________

Date: ______________

                             Your Signature:______________________

                             (Sign exactly as your name appears on the face of this Security)



Signature Guarantee

                                  EXHIBIT B

                            FORM OF 7 3/8% NOTES


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "SECURITIES DEPOSITORY") TO A NOMINEE OF THE SECURITIES DEPOSITORY OR BY THE SECURITIES DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE SECURITIES DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        7 3/8% NOTES DUE JUNE 15, 2011

No. 1                                                            $500,000,000
CUSIP No.

                         COMPUTER SCIENCES CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of Five Hundred Million Dollars on June 15, 2011. Interest Payment Dates: June 15 and December 15
Record Dates: The close of business on the date fifteen days prior to each interest payment date.

     Each Securityholder hereof, by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on his or her behalf to be bound by such provisions. Each Securityholder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by each such Securityholder upon said provisions.

     This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

(SEAL)


                                         Date:  June 13, 2001

                                         COMPUTER SCIENCES CORPORATION



By:______________________________        By:______________________________
   Name:                                    Name:
   Title:                                   Title:

                         CERTIFICATE OF AUTHENTICATION

This is one of the Securities (as defined below) of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee


By: __________________________
       Authorized Signature

Dated: _______________________

                        Computer Sciences Corporation

                        7 3/8% Notes due June 15, 2011

This security is one of a duly authorized series of debt securities of Computer Sciences Corporation, a Nevada corporation (the "Company") issued or to be issued in one or more series under and pursuant to an Indenture for the Company's senior debt securities, dated as of February 26, 2001 (the "Base Indenture"), duly executed and delivered by and between the Company and Citibank, N.A. (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of June 13, 2001 (the "First Supplemental Indenture"), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture shall be referred to herein as the "Indenture". By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (individually, a "Security", and collectively, the "Securities"), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the holders of the Securities ("Securityholders"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

     1.  Interest.
         --------
         The Company promises to pay interest on the principal amount of this Security at a rate per annum of 7 3/8%. The Company will pay interest semi-annually on June 15 and December 15 of each year (each such day, an "Interest Payment Date"). If any Interest Payment Date or maturity date of this Security is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue for the period after such date to the next succeeding Business Day. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, if there is no
                                          --------
existing Default in the payment of interest, and if this Security is authenticated between a regular record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; and provided, further, that the
                                                -----------------
first Interest Payment Date shall be December 15, 2001. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.  Method of Payment.
         -----------------
         The Company will pay interest on the Securities (except defaulted interest), if any, to the persons in whose name such Securities are registered at the close of business on the regular record date referred to on the facing page of this Security for such interest installment. In the event that the Securities or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Securities will be paid upon presentation and surrender of such Securities as provided in the Indenture. The principal of and the interest on the Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City and State of New York.

     3.  Paying Agent and Registrar.
         --------------------------
         Initially, Citibank, N.A., the Trustee, will act as paying agent and Security Registrar. The Company may change or appoint any paying agent or Security Registrar without notice to any Securityholder. The Company may act in any such capacity.

     4.  Indenture.
         ---------
         The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and TIA for a statement of such terms. The Securities are unsecured general obligations of the Company and constitute the series designated on the face hereof as the "7 3/8% Notes due June 15, 2011", limited to $500,000,000 in aggregate principal amount.

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, Attention: Corporate Secretary.

     5.  Optional Redemption.
         -------------------
         The Securities will be subject to redemption at the option of the Company on any date prior to the maturity date, in whole or from time to time in part, in $1,000 increments (provided that any remaining principal amount thereof shall be at least the minimum authorized denomination thereof), on written notice given to the Securityholders thereof not less than 30 days nor more than 90 days prior to the date fixed for redemption in such notice (the "Redemption Date"), at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 30 basis points (such greater amount is referred to herein as the "Redemption Price"), plus, in either the case of clause (i) or clause (ii), accrued and unpaid interest thereon to the Redemption Date.

     If the giving of the notice of redemption is completed as provided in the Indenture, interest on such Securities or portions of Securities shall cease to accrue on and after the Redemption Date, unless the Company shall default in the payment of such redemption price and accrued interest with respect to any such Security or portion thereof.

     The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

      6.  Denominations, Transfer, Exchange.
          ---------------------------------
          The Securities are in registered form without coupons in the denominations of $1,000 or any integral multiple of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Security Registrar) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but a Securityholder may be required to pay any applicable taxes or other governmental charges. If the Securities are to be redeemed, the Company will not be required to: (i) issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of such mailing; or
(ii) register the transfer of or exchange any Security selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

     7.  Persons Deemed Owners.
         ---------------------
         The registered Securityholder of a Security may be treated as its owner for all purposes.

     8.  Amendments, Supplements and Waivers.
         -----------------------------------
         The Base Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected by such supplemental indenture or indentures (including the Securities, if applicable) to execute supplemental indentures for the purpose of adding or eliminating any provisions to the Base Indenture or of modifying in any manner the rights of the holders of the securities of such series; provided, however, that no such supplemental indenture shall, without the
-----------------
consent of each holder of Outstanding securities affected thereby: (i) extend the fixed maturity of any securities of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof; or (ii) reduce the percentage in principal amount of the Outstanding debt securities of any series issued pursuant to the Base Indenture, the holders of which are required to consent to any such supplemental indenture. The Base Indenture also contains provisions permitting the holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of each series affected thereby, on behalf of all of the holders of the securities of such series, to waive any past Default under the Base Indenture, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any security of such series or a Default in respect of a covenant or provision of the Base Indenture which cannot be modified or amended without the consent of the holder of each Outstanding security of such affected series. Any such consent or waiver by the registered holder of this Security shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange for this Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

     9.  Defaults and Remedies.
         ---------------------
         Events of Default under the Indenture include, with respect to the debt securities of any series issued pursuant to the Base Indenture (including the Securities): (i) failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred; (ii) failure to pay the principal (or premium, if any) when due; (iii) failure to observe or perform any other covenant contained herein or in the Indenture with respect to the series of debt securities, and such failure continues for 90 days after the Company has received notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding securities of the series; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default with respect to the debt securities of a series issued pursuant to the Base Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding securities of such series, by notice in writing to the Company (and to the Trustee if notice is given by such holders), may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered the Trustee indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the holders of a majority in principal amount of the Outstanding debt securities of a series issued pursuant to the Base Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the securities of such series.

     10. No Recourse Against Others.
         --------------------------
         No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Security, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the acceptance of the Securities.

     11. Discharge of Indenture.
         ----------------------
         The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

     12. Authentication.
         --------------
         This Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Security.

     13. Abbreviations.
         -------------
         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     14. Governing Law.
         -------------
         The Base Indenture, the First Supplemental Indenture and the Securities shall be construed in accordance with and governed by the laws of the State of New York.

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

_____________________________________________________________________________
              (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _____________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

_____________________________________________________________________________

Date: ______________

                                  Your Signature:____________________________
                                  (Sign exactly as your name appears on the face of this Security)

Signature Guarantee